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                                                                    Exhibit 5.02


                       WINTHROP, STIMSON, PUTNAM & ROBERTS
                             One Battery Park Plaza
                          New York, New York 10004-1490
                                 (212) 858-1000



                                 August 9, 1999


Veritas Software Corporation and
 Veritas Operating Corporation
1600 Plymouth Street
Mountain View, California 94043


     Re:  Veritas Software Corporation
          Veritas Operating Corporation
          $761,300,000 aggregate principal amount of
          Convertible Subordinated Notes due 2006

Ladies and Gentlemen:

     Veritas Software Corporation, a Delaware corporation (the "Company"), and its subsidiary, Veritas Operating Corporation, a Delaware corporation (together with the Company, the "Issuers"), have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-83775) (as amended by Amendment Nos. 1, 2 and 3 thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to $761,300,000 aggregate principal amount of the Issuers' Convertible Subordinated Notes due 2006 (the "Notes") and the shares of the Company's common stock issuable upon conversion of the Notes.

     In giving this opinion, we have reviewed the form of the Indenture among the Issuers and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), under which the Notes are to be issued (the "Indenture"), a copy of which has been filed as an exhibit to the Registration Statement, and the form of the Notes contained in the Indenture. We have also reviewed such other documents and have made such other inquiries and investigations of law as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents and all documents submitted to us as originals.

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     We are members of the bar of the State of New York, and do not express any opinion herein as to matters governed by any law other than the law of the State of New York and the General Corporation Law of the State of Delaware.

     Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that when:

     (i)  the Registration Statement shall become effective;

     (ii) the pertinent provisions of the Trust Indenture Act of 1939 shall have been complied with;

     (iii) the Indenture shall have been duly authorized, executed and delivered by the Issuers and the Trustee;

     (iv) the Notes shall have been duly authorized, executed and delivered by the Issuers and authenticated by the Trustee in accordance with the Indenture; and

     (v)  the Notes shall have been duly issued, sold and paid for;

the Notes will constitute valid and binding obligations of the Issuers, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the availability or unavailability of equitable remedies, and by an implied covenant of good faith, fair dealing and reasonableness.

     We express no opinion as to the shares of common stock of the Company issuable upon conversion of the Notes.

     This opinion is delivered to you solely for your use in connection with the Registration Statement and may not be used or relied upon by you for any other purpose or by any other person without our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,

                                       WINTHROP, STIMSON, PUTNAM & ROBERTS